UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Sysco Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

© Sysco 2022 | Sysco Stockholder Update

Forward-Looking Statements Statements made in this presentation that look forward in time or that express management’s beliefs, expectations or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. These statements include statements concerning: Sysco’s expected market growth; our expectations regarding Sysco’s 2024 earnings per share; our expectations regarding Sysco’s cost saving reductions through fiscal 2024; our plans for further debt reduction in fiscal 2022; our expected capital investment over the next three years across technology, our vehicle fleet and our buildings; our plans regarding the return of capital to shareholders, including an increased dividend and new share repurchase authorization; our planned initiatives pursuant to our Recipe for Growth strategy, including our plans to win the snap-back, fill assortment gaps to grow market penetration and share of wallet, invest in key channels, win in the independent segment, expand geographically, and double down on efforts to drive down costs; our planned approach to executive compensation in fiscal 2022; our goals with respect to our inclusion and diversity, health and well-being, and charitable giving initiatives; our goals with respect to our initiative regarding sustainable agriculture, energy, waste, animal welfare, human rights, and responsible sourcing; and our expectations that we will continue to provide best-in-class product quality and safety. The success of our plans and expectations regarding our operating performance are subject to the general risks associated with our business, including the risks of interruption of supplies due to lack of long-term contracts, severe weather, crop conditions, work stoppages, intense competition, technology disruptions, dependence on large, long-term regional and national customers, inflation risks, the impact of fuel prices, adverse publicity, labor issues, political or financial instability, trade restrictions, tariffs, currency exchange rates, transport capacity and costs and other factors relating to foreign trade, any or all of which could delay our receipt of product or increase our input costs. Risks and uncertainties also include the impact and effects of public health crises, pandemics and epidemics, such as the COVID-19 pandemic, and the adverse impact thereof on our business, financial condition and results of operations, including, but not limited to, our growth, product costs, supply chain, labor availability, logistical capabilities, customer demand for our products and industry demand generally, consumer spending, our liquidity, the price of our securities and trading markets with respect thereto, our credit ratings, our ability to maintain compliance with the covenants in our credit agreement, our ability to access capital markets, and the global economy and financial markets generally. Risks and uncertainties also include risks impacting the economy generally, including the risks that the current general economic conditions will deteriorate, or consumer confidence in the economy or consumer spending, particularly on food-away-from-home, may decline. Market conditions may not improve. Competition and the impact of GPOs may reduce our margins and make it difficult for us to maintain our market share, growth rate and profitability. We may not be able to fully compensate for increases in fuel costs, and fuel hedging arrangements intended to contain fuel costs could result in above market fuel costs. Our ability to meet our long-term strategic objectives depends on our ability to grow gross profit, leverage our supply chain costs and reduce administrative costs. This will depend largely on the success of our various business initiatives, including efforts related to revenue management, expense management, our digital e-commerce strategy and any efforts related to restructuring or the reduction of administrative costs. There are various risks related to these efforts, including the risk that if sales from our locally managed customers do not grow at the same rate as sales from regional and national customers, or if we are unable to continue to accelerate local case growth, our gross margins may decline; the risk that we are unlikely to be able to predict inflation over the long term, and lower inflation is likely to produce lower gross profit; the risk that our efforts to mitigate increases in warehouse costs may be unsuccessful; the risk that we may not be able to accelerate and/or identify additional administrative cost savings in order to compensate for any gross profit or supply chain cost leverage challenges; the risk that these efforts may not provide the expected benefits in our anticipated time frame, if at all, and may prove costlier than expected; the risk that the actual costs of any initiatives may be greater or less than currently expected; and the risk of adverse effects to our business, results of operations and liquidity if past and future undertakings, and the associated changes to our business, do not prove to be cost effective or do not result in the cost savings and other benefits at the levels that we anticipate. Our plans related to and the timing of any initiatives are subject to change at any time based on management’s subjective evaluation of our overall business needs. If we are unable to realize the anticipated benefits from our efforts, we could become cost disadvantaged in the marketplace, and our competitiveness and our profitability could decrease. Adverse publicity about us or lack of confidence in our products could negatively impact our reputation and reduce earnings. Capital expenditures may vary based on changes in business plans and other factors, including risks related to the implementation of various initiatives, the timing and successful completion of acquisitions, construction schedules and the possibility that other cash requirements could result in delays or cancellations of capital spending. Periods of significant or prolonged inflation or deflation, either overall or in certain product categories, can have a negative impact on us and our customers, as high food costs can reduce consumer spending in the food-away-from-home market, and may negatively impact our sales, gross profit, operating income and earnings, and periods of deflation can be difficult to manage effectively. Fluctuations in inflation and deflation, as well as fluctuations in the value of foreign currencies, are beyond our control and subject to broader market forces. Expanding into international markets presents unique challenges and risks, including compliance with local laws, regulations and customs and the impact of local political and economic conditions, including the impact of Brexit and the “yellow vest” protests in France against a fuel tax increase, pension reform and the French government, and such expansion efforts may not be successful. Any business that we acquire may not perform as expected, and we may not realize the anticipated benefits of our acquisitions. Expectations regarding the financial statement impact of any acquisitions may change based on management’s subjective evaluation. A divestiture of one or more of our businesses may not provide the anticipated effects on our operations. Meeting our dividend target objectives depends on our level of earnings, available cash and the success of our various strategic initiatives. Changes in applicable tax laws or regulations and the resolution of tax disputes could negatively affect our financial results. We rely on technology in our business and any cybersecurity incident, other technology disruption or delay in implementing new technology could negatively affect our business and our relationships with customers. For a discussion of additional factors impacting Sysco’s business, see our Annual Report on Form 10-K for the year ended July 3, 2021, as filed with the SEC, and our subsequent filings with the SEC. We do not undertake to update our forward-looking statements, except as required by applicable law.

Executive summary Recipe for Growth Strategy has accelerated sales, reinforced our supply chain, and improved our localized customer service efforts Built out distributed order management system that will enable omnichannel fulfillment, allowing customers access to our vast network of inventory Launched Sysco Driver Academy as a paid training program, reducing the shortage of skilled drivers and raising participating associates’ lifetime earnings potential Returned $1.5B to shareholders in 2022 through $959M of dividends and $500M in share repurchases while simultaneously reducing balance sheet leverage, ending the year at 2.9x Net Debt to EBITDA Investment in Long-Term Transformational Agenda Delivers Sustainable Growth Executive compensation program designed to promote careful attention to implementing our business strategy and achieving long-term goals Began shifting towards historical grant practices in fiscal 2022 following a transitional year in 2021 impacted by COVID-19; both short-term and long-term performance are measured against pre-established, quantifiable metrics, predominantly measured against financial performance objects Fiscal 2023 program marks a return to core practices with full-year performance period and the incorporation of ESG initiatives involving gender representation, diverse recruiting, and carbon reduction into our Strategic Business Objectives Thoughtful Approach to Executive Compensation Added three new independent directors to the Board in January of this year, further aligning the composition of our Board with the diverse communities in which we operate, and bringing new perspectives and experience across a range of industries valuable to Sysco Committed to building a diverse and inclusive work environment that reflects the customers and communities we serve Focused on maintaining responsible sourcing, addressing salient risks and improving sustainable packaging use throughout our supply chains Disclosed measurable goals for 2025 to support advancement of our diversity, equity & inclusion efforts as well as our initiatives to advance sustainable agriculture and reduce the Company’s carbon emissions, including carbon reduction goals aligned to the Science Based Targets Initiative (SBTi) A Culture Defined by Inclusivity and Acting as a Responsible Corporate Citizen © Sysco 2022 |

Sysco is Leading the Industry and Accelerating Growth $68.6 Billion 2022 Global Sales +700,000 Customer Locations Served +71,000 Global Associates 333 Distribution Facilities Worldwide SYSCO AT-A-GLANCE 63% Restaurants 8% Healthcare 8% Education & Government 7% Travel & Leisure 14% Other FY 2022 Sales by Customer Type © Sysco 2022 | 17% share of a $300B+ U.S. market and currently driving further share gains LT financial guidance includes significant sales and EPS growth Expect to grow 1.5X faster than the total market by the end of fiscal 2024 Compelling shareholder returns (dividend growth for 53 years and share buybacks) Fortress Balance Sheet: only Investment-Grade Food Service Distributor $750+ million cost-out target driving efficiency Our mission, identity and values form our commitment to being a purpose-driven company Industry leading service levels & investing in enhanced capabilities CSR: Tangible Science-Based Climate Goal Expected adjusted EPS of $4.09 - $4.39 in FY 2023 representing growth of 26% to 35% Note: Guidance as of August 9, 2022.

RECIPE FOR GROWTH STRATEGY DRIVING SUCCESS Sysco Is a Purpose-Driven Organization, Defining the Future of Our Industry IDENTITY | Our Role Together we define the future of foodservice and supply chain MISSION | Our What Delivering success for our customers through industry-leading people, products and solutions PURPOSE | Our Why Connecting the World to Share Food and Care for One Another STRATEGY | How We Win - We will grow 1.5x faster than the industry at large through our strategic priorities DIGITAL Enriching the customer experience through personalized digital tools PRODUCTS AND SOLUTIONS Offering customers focused marketing and merchandising solutions to increase sales SUPPLY CHAIN Serving customers efficiently and consistently with the products they need, when and how they need them FUTURE HORIZONS Cultivating new channels, segments and capabilities, while being responsible stewards of the company and the planet, and funding the investments through cost-out efforts CUSTOMER TEAMS Team based selling that leverages Sysco’s expertise in specialty categories with a focus on important cuisine segments

2022 APPROACH TO EXECUTIVE COMPENSATION FOR FISCAL 2022, SYSCO BEGAN SHIFTING BACK TOWARD HISTORICAL GRANT PRACTICES AFTER A TRANSITIONAL YEAR IN 2021 AFFECTED BY THE IMPACTS OF COVID-19 Component Detail Base Salary Generally targeted at or below market competitive levels Short-Term Incentive Opportunity Divided into two discrete performance periods: (i) July 4, 2021 to January 1, 2022 (“1H22”) and (ii) January 2, 2022 to July 2, 2022 (“2H22”) Aggregate 1H22 – 2H22 payment subject to a 0% - 120% modifier for each NEO based on individual performance against pre-established performance objectives, determined by the Compensation and Leadership Development Committee 1H22 Company Performance Objectives 50% pre-established company performance objectives, as follows: 15% enterprise sales revenue 15% enterprise operating income 5% increase in new accounts in the U.S. broadline (“USBL”) markets and the volume of sales to those new USBL accounts 5% increase in number of lines sold to existing USBL accounts 5% USBL operations productivity, measured by the variable operations labor cost per piece 5% Company performance against various pre-established operational targets in selected non-US markets 50% performance of the Company’s senior management team (including the NEOs) with regard to the pre-established strategic bonus objectives (“SBOs”) 2H22 Company Performance Objectives 60% pre-established company performance objectives, as follows: 20% enterprise sales revenue 20% enterprise operating income 5% increase in new accounts in the U.S. broadline (“USBL”) markets and the volume of sales to those new USBL accounts 5% increase in Sysco brand sales to USBL accounts 5% USBL operations productivity, measured by pieces per labor hour 5% Company’s performance against various pre-established operational targets in selected non-U.S. markets 40% performance of the Company’s senior management team (including the NEOs) with regard to the pre-established strategic bonus objectives (“SBOs”) Stock Options 10-year term Vest ratably over three-year period 30% of LTI Restricted stock Units (RSUs) Vest ratably over three-year period 20% of LTI Performance Share Units (PSUs) Three-year performance period 50% performance against Market Share Growth strategic performance targets 50% performance against Earnings Per Share strategic performance targets Subject to a +/- 25% modifier based on relative TSR performance compared to the S&P 500 index 50% of LTI © Sysco 2022 | Increased weighting on financials 2022 SBOs are all directly tied to Sysco’s highest priority initiatives under Sysco’s Recipe for Growth strategy

2023 EXECUTIVE COMPENSATION APPROACH Following a brief transition period Due to the Impact of Covid-19, for fiscal 2023, Sysco returned TO its core executive compensation practices © Sysco 2022 | Following a brief transition to a program with two, six-month performance periods, we have returned to our standard compensation practice of measuring performance against a full-year period for our STI Returned to a full year performance period for the 2023 short-term incentive (STI) Sales revenue and operating income metrics now represent a combined 60% weighting for our STI, demonstrating our focus on heavily weighting metrics that drive our strategy and responding to investor feedback on measurable, quantifiable goals Increased the weighting of financial metrics in our STI We have aligned our executive team’s incentives with our highest priority initiatives under the Company’s Recipe For Growth Strategy to support continued market share gains and further differentiate Sysco Tied the majority of our executives’ strategic bonus objectives (SBOs) to our Recipe For Growth Strategy In response to shareholder feedback and our growing focus on ESG, we have incorporated SBOs tied to key ESG initiatives involving gender representation, diverse recruiting and carbon reduction, which are tied directly to our 2025 ESG goals Incorporation of ESG factors After making necessary adjustments to the compensation program in light of COVID-19 driven impacts, the Compensation Committee has returned to core executive compensation practices, increased financial-metric weighting and introduced ESG-linked incentives in response to shareholder feedback

ELECTION OF 11 DIRECTOR NOMINEES

OUR DIRECTORS HAVE DEEP EXPERTISE IN OUR BUSINESS AND IN MANAGING GLOBAL OPERATIONS, ENABLING THEM TO GUIDE SYSCO THROUGH CHALLENGING ENVIRONMENTS



Kevin Hourican
President and CEO, Sysco



Ed Shirley
Non-Executive Chairman of the Board
Chairman of the Board, Sysco



Daniel Brutto
Corporate Social Responsibility Committee Chair
Former President, UPS International and Senior Vice President, United Parcel Service



Ali Dibadj
Chief Executive Officer, Janus Henderson Investors



Larry Glasscock
Corporate Governance & Nominating Committee Chair
Former Chairman of the Board of Directors, CEO and President of WellPoint



Jill Golder
Former Senior Vice President and CFO, Cracker Barrel Old Country Store



Bradley Halverson
Audit Committee Chair
Former Group President, Financial Products and Corporate Services and CFO, Caterpillar



John Hinshaw
GMD COO, HSBC Group Management Services



Hans-Joachim Koerber, Ph.D.
Former chairman and CEO of METRO Group (Germany)



Alison Kenney Paul
Managing Director, Global Alliances of Google



Sheila Talton
Technology Committee Chair
President and CEO of Gray Matter Analytics

New directors added in 2022

Board Refreshment & Oversight

- **Our Board recognizes the importance of consistent, deliberate Board refreshment and succession planning** to ensure that the directors possess the composite set of skills, experience and qualifications necessary for the Board to successfully oversee management's execution of the Company's strategic priorities
- **8 of our 10 independent directors have joined the Sysco Board since 2016, including 3 in 2022**
  - Ali Dibadj currently serves as Chief Executive Officer of Janus Henderson Investors
  - Jill Golder most recently served as Senior Vice President and CFO of Cracker Barrel Old Country Store
  - Alison Kenney Paul currently serves as Managing Director for Global Alliances at Google Inc.
- **The Board is extensively involved in overseeing Sysco's enterprise risk management process** to ensure the process is consistent with the Company's short- and long-term goals

Independent Director Tenure



10+ Years
2
7-10 Years
0
5 Years
Average Tenure
8
≤6 Years

Director Skills & Experiences

Accounting/Audit/Financial Reporting	M&A/Integration
Business Operations	Marketing/Sales/Merchandising
Distribution/Supply Chain	Public Company Board Service
Executive Leadership/Management	Risk Oversight/Management
Finance	Strategy Development
Foodservice Industry Experience	Sustainability/ESG
HR/Human Capital Management/Large Workforce	Digital Technology/Cybersecurity
International/Global	

© Sysco 2022 | 8

Diversity, equity & inclusion (DEI) AT SYSCO, WE STRIVE TO INCREASE THE DIVERSITY OF OUR WORKFORCE, REFLECTING THE COMMUNITIES WE SERVE AT EVERY LEVEL OF OUR ORGANIZATION Focus Areas FY 2025 Goals Diversity, Equity & Inclusion Increase total gender and ethnic diversity of U.S.-based associates to 62% Increase spend with women and minority-owned suppliers 25%1 Health & Wellness Double associate participation rates in health and wellbeing programs1 Expand products in our portfolio with health and wellness benefits1 Philanthropy & Community Giving New for FY 2022: Generate $500 million worth of good in our global Communities Our Responsibility Goals on People 2022 DEI Highlights Achieved 62% gender and ethnically diverse U.S. workforce ahead of 2025 goal Developed and implemented DEI scorecards for all Executive Leadership Team members, linking DEI-related performance to compensation Participated in eight external benchmarking surveys to establish a baseline relative to DEI practices and better understand areas of opportunity 1U.S. only. © Sysco 2022 |

Products AND Planet WE ARE COMMITTED TO PROTECTING THE PLANET AND SOURCING PRODUCTS RESPONSIBLY Focus Areas FY 2025 Goals Sustainable Agriculture Expand our Sustainable Agriculture program to include five fresh crops1 Energy & Carbon New for FY 2022: Reduce our Scope 1 & 2 emissions by 27.5% by 2030 New for FY 2022: Work with suppliers representing 67% of Scope 3 emissions2 to set science-based targets by 2026 Waste Reduction Divert 90% of waste, including food, from landfill Animal Welfare All Sysco Brand protein suppliers will adhere to requirements laid out in Sysco’s Animal Welfare Policy for Suppliers Responsible Sourcing Establish responsible sourcing guidelines for five key commodities Human Rights Ensure that all first-tier, high-risk suppliers agree to the Supplier Code of Conduct principles Our Responsibility Goals on Products and Planet 1U.S. only. 2Focusing on purchased goods and services and upstream transportation suppliers. © Sysco 2022 |

Prioritizing Sound Corporate Governance SYSCO’S ROBUST GOVERNANCE PRACTICES DRIVE ACCOUNTABILITY AND BOARD OVERSIGHT Maintain our long-standing practice of robust stockholder engagement, gaining valuable feedback on our corporate governance, executive compensation and sustainability practices The Chairman, Chair of our Corporate Governance and Nominating Committee, Chair of our CSR Committee and the Chair of our Compensation and Leadership Development Committee all participate in engagements with a number of our top stockholders Separate Chairman of the Board and CEO Stockholder Right to Call a Special Meeting 15-Year Limit on Director Tenure Stock Ownership Goals for all Directors/Executive Officers (7x base salary for CEO) Annual Board and Committee Self-Evaluations Single Voting Class Periodic 360-degree Individual Director Performance Evaluations of Selected Directors Majority Voting Standard 92% of the Board of Directors is Independent Regular Engagement with Stockholders Annual Election of all Directors Executive Compensation Clawback Policy No Director Serves on More than Four Other Boards No repricing of underwater stock options Independent Directors Meet Regularly without Management Present No hedging by our executive officers, directors or other specified “insiders” Proxy Access No excise tax gross-ups upon a change in control © Sysco 2022 |

Shareholder proposal calling for a civil rights audit is unnecessary given the company’s existing efforts © Sysco 2022 | With Sysco currently focused on executing against its three-year DEI Roadmap, diverting resources away from these efforts to perform a third-party audit will likely have a substantial negative impact on these initiatives The Company is deeply committed to cultivating a diverse, equitable and inclusive culture through ongoing education, open dialogue and engagement efforts. Key to this commitment is the three-year DEI roadmap that was established in 2021 by the Company’s dedicated DEI team, with the following strategic priorities: The Company is currently devoted to executing against its three-year roadmap, including participating in a series of annual third-party benchmarking surveys designed to assess the effectiveness of its DEI efforts — a practice akin to the third-party audit sought via the proposal Diverting resources to conduct an additional third-party audit prior to completion of the initiatives identified in Sysco’s DEI Roadmap would be premature and may disrupt, delay, or divert attention away from these important ongoing efforts Despite the relative newness of the DEI Roadmap, the Company has already made significant progress in the last year, including achieving our 2025 goal to have our U.S. workforce 62% gender and ethnically diverse ahead of schedule The Board Shares the proponent’s goal of affecting “racial and gender equity, inclusion, and diversity at various levels throughout the Company” and has empowered its Chief Diversity and Culture Officer and Sysco’s Global DEI Advisory Council to advance the Company’s DEI efforts DEI Fundamentals (e.g., level-setting the organization, to include aligning around formal Sysco DEI definitions, creating branding collateral, and designing/delivering DEI 101 curriculum for leaders) Talent Acquisition (e.g., assessing the talent acquisition process in high-turnover roles for DEI gaps, establishing candidate slate diversity ambitions, and strengthening strategic partnerships to increase the diversity of talent pipelines) Talent Retention (e.g., developing action plans to address DEI-related gaps identified in annual associate engagement survey, initiating expansion of Associate Resource Groups (ARGs) to field-based locations, and partnering with our Culture & Engagement team to ensure the exit interview process collects DEI-related insights) DEI Data Analytics (e.g., enhancing global DEI data tracking and reporting and creating our inaugural DEI Annual Report) Community Partnerships (e.g., prioritizing key partnerships that position the Company as an employer of choice and continuing to enhance the Company’s external brand recognition by participating in key award and recognition efforts) 1 2 3 4 5

The Sysco Corporation Supplier Code of Conduct (COC) describes the legal, moral and ethical standards it expects from each of its suppliers throughout the Company’s global operations Company management closely monitors and assesses compliance with the COC through a risk-based audit program and utilizes findings to develop and implement improvement plans for Sysco-brand suppliers All Sysco-brand approved suppliers in high-risk Latin American and Asian countries must undergo third-party audits Results from the 2021 audit program demonstrate their robustness and efficacy: The Board shares the proponent’s objective to monitor the supply chain risks of Sysco’s suppliers more closely Sysco has established a 2025 goal of ensuring that all first-tier, high-risk suppliers (irrespective of jurisdiction) abide by Sysco’s Supplier COC principles The intent of Sysco’s 2025 goal is to ultimately expand the Company’s current risk-based audit program to enhance compliance: (1) beyond geography-specific criteria and/or (2) to include suppliers of non-Sysco-brand products Our approach will address the underlying rationale for the proponent’s proposal, while providing Sysco’s stockholders with more targeted and relevant information about the Company’s supply chain than the proponent’s requested measure The Board believes that a risk-based and magnitude-oriented approach to enhancing Sysco’s compliance audit program will result in a more meaningful impact than the proponent’s requested measure. Accordingly, the Board believes that the Company’s 2025 goal (and progress thereto) renders the proposal duplicative and unnecessary Shareholder proposal on supply chain risks is duplicative and an unproductive use of resources © Sysco 2022 | Sysco’s detailed disclosures, including its annual CSR Report and Supplier Code of Conduct, together with its publicly stated 2025 goals, demonstrate the Company’s commitment and effective approach to managing human rights risks in its supply chain 165 audits conducted in 19 countries 65% of supplier facilities demonstrated improvement compared to previous years 16 facilities achieved a perfect score 35% of supplier facilities received a lower rating compared to the previous years Five locations were suspended; three were reinstated after implementing corrective action plans

we value your support WE REQUEST YOUR SUPPORT AT THE 2022 ANNUAL MEETING OF SHAREHOLDERS © Sysco 2022 | FOR The election of each director nominee FOR Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm FOR The approval of an advisory proposal on the compensation of our named executive officers AGAINST The advisory shareholder proposal regarding a third-party civil rights audit AGAINST The advisory shareholder proposal regarding third-party assessments of supply chain risks The Board DOES NOT MAKE A RECOMMENDATION with respect to the advisory shareholder proposal regarding a report on the reduction of plastic packing use ü û The Board asks that you vote: FOR all management proposals And AGAINST two shareholder proposals ü ü û